Exagen Inc. Reports Strong Second Quarter 2024 Results:
Raises Guidance due to Record Performance

August 5, 2024

Carlsbad, Calif., – Exagen Inc. (Nasdaq: XGN), a leading provider of autoimmune testing solutions, today reported financial results for the quarter ended June 30, 2024.

Highlights:

•Recognized record total revenue of $15.1 million in the second quarter of 2024.
•Delivered gross margin of 60.1% in the second quarter of 2024, compared to a gross margin of 58.7% in the second quarter of 2023.

•AVISE® CTD trailing twelve-month average selling price (ASP) of $401, a 25.3% increase over the trailing twelve-month ASP in the second quarter of 2023.

•Net loss of $3.0 million in the second quarter of 2024, a 40.8% improvement over the second quarter of 2023.

•Adjusted EBITDA loss of $1.6 million for the second quarter of 2024, a 53.5% improvement over the second quarter of 2023.

•Cash and cash equivalents were $24.5 million as of June 30, 2024.

"It is exciting to report on another successful quarter as we work to accomplish our goals. We’ve had a very strong start to the year, outpacing our internal expectations, and we are in the middle of transforming the company through product enhancements and continued improvement in our operations. This momentum is a testament to our team's hard work and dedication to our strategic initiatives to bring us to profitability. As we head into the second half of the year, we are confident in our ability to continue delivering outstanding results and driving sustained growth. We are again raising our revenue guidance and adjusted EBITDA expectations for the full year 2024 as a result of the progress we are making,” said John Aballi, President and Chief Executive Officer.

Second Quarter 2024 Financial Results
Revenue was $15.1 million in the second quarter of 2024, compared to $14.1 million in the second quarter of 2023, primarily due to improved ASP. Gross margin was 60.1% in the second quarter of 2024, compared to 58.7% in the second quarter of 2023. The increase in gross margin percentage was driven by an increase in ASP.

Operating expenses were $17.7 million in the second quarter of 2024, compared with $19.1 million in the second quarter of 2023. The decrease in operating expenses was a result of lower legal expenses and lower stock based compensation as a result of decreases in headcount.

Net loss was $3.0 million for the second quarter of 2024, compared to a net loss of $5.0 million in the second quarter of 2023.
Adjusted EBITDA loss was $1.6 million for the second quarter of 2024, compared to a $3.4 million loss for the second quarter of 2023. Adjusted EBITDA loss through the first two quarters of 2024 was $3.6 million compared to a $9.6 million loss through the first two quarters of 2023.

Cash and cash equivalents were $24.5 million as of June 30, 2024 and our accounts receivable balance was $11.7 million.

A reconciliation of non-GAAP adjusted EBITDA to GAAP net loss, the closest GAAP financial measure, is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measures is also included below under the heading “Use of Non-GAAP Financial Measures (unaudited).”

2024 Guidance
Given our continued improved performance, we are increasing our guidance for full-year 2024 revenue to at least $57 million and now believe our adjusted EBITDA loss will be better than $12 million.

Conference Call
A conference call to review second quarter 2024 financial results and to provide a business update is scheduled for today, August 5, 2024, at 8:30 AM Eastern Time (5:30 AM Pacific Time). Interested parties may access the conference call by dialing (201) 389-0918 (U.S.) or (877) 407-0890 (international). Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Exagen's website at investors.exagen.com.
Participants are asked to join a few minutes prior to the call to register for the event. A replay of the conference call will be available until Monday, August 19, 2024, at 11:59 PM Eastern Time (8:59 PM Pacific Time). Interested parties may access the replay by dialing (201) 612-7415 (U.S.) or (877) 660-6853 (international) using passcode 13747595. A link to the replay of the webcast will also be available in the Investor Relations section of Exagen's website.
Use of Non-GAAP Financial Measures (UNAUDITED)
In this release, we use the metrics of adjusted EBITDA, which is not calculated in accordance with generally accepted accounting principles in the United States (GAAP) and is a non-GAAP financial measure. Adjusted EBITDA excludes from net loss interest income (expense), depreciation and amortization expense, and stock-based compensation expense.

We use adjusted EBITDA internally because we believe these metrics provide useful supplemental information in assessing our operating performance reported in accordance with GAAP. We believe adjusted EBITDA may enhance an evaluation of our operating performance because it excludes the impact of prior decisions made about capital investment, financing, investing and certain expenses we believe are not indicative of our ongoing performance. However, this non-GAAP financial measure may be different from non-GAAP financial measures used by other companies, even when the same or similarly titled terms are used to identify such measures, limiting their usefulness for comparative purposes.

This non-GAAP financial measure is not meant to be considered in isolation or used as a substitute for net loss reported in accordance with GAAP, should be considered in conjunction with our financial information presented in accordance with GAAP, has no standardized meaning prescribed by GAAP, is unaudited, and is not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future, there may be other items that we may exclude for purposes of these non-GAAP financial measures, and we may in the future cease to exclude items that we have historically excluded for purposes of these non-GAAP financial measures. Likewise, we may determine to modify the nature of adjustments to arrive at these non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measure as used by us in this press release and the accompanying reconciliation table have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Accordingly, investors should not place undue reliance on non-GAAP financial measures.

About Exagen
Exagen is a leading provider of autoimmune testing and its purpose as an organization is to provide clarity in autoimmune disease decision making with the goal of improving patients’ clinical outcomes. Exagen is located in San Diego County, California.

For more information, please visit Exagen.com or follow @ExagenInc on X (formally known as Twitter).

Forward Looking Statements
Exagen cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Exagen’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Exagen’s goals, strategies and ambitions; potential future financial and business performance; the potential utility and effectiveness of Exagen’s services and testing solutions; updates to be made to AVISE® CTD; potential shareholder value and growth and 2024 guidance. The inclusion of forward-looking statements should not be regarded as a representation by Exagen that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Exagen’s business, including, without limitation: delays in reimbursement and coverage decisions from Medicare and third-party payors and in interactions with regulatory authorities, and delays in ongoing and planned clinical trials involving its tests; changes in laws and regulations related to Exagen’s regulatory requirements; Exagen’s commercial success depends upon attaining and maintaining significant market acceptance of its testing products among rheumatologists, patients, third-party payors and others in the medical community; Exagen’s ability to successfully execute on its business strategies; third-party payors not providing coverage and adequate reimbursement for Exagen’s testing products, including Exagen’s ability to collect on funds due; Exagen’s ability to obtain and maintain intellectual property protection for its testing products; regulatory developments affecting Exagen’s business; and other risks described in Exagen’s prior press releases and Exagen’s filings with the Securities and Exchange Commission (“SEC”), including under the heading “Risk Factors” in Exagen’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 18, 2024, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 5, 2024 and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Exagen undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:
Ryan Douglas
Exagen Inc.
ir@exagen.com
760.560.1525

Exagen Inc.
Unaudited Condensed Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Revenue	$15,064	$14,137	$29,479	$25,367
Operating expenses:
Costs of revenue	6,008	5,836	11,825	11,762
Selling, general and administrative expenses	10,464	11,953	21,006	23,837
Research and development expenses	1,179	1,263	2,238	2,389
Total operating expenses	17,651	19,052	35,069	37,988
Loss from operations	(2,587)	(4,915)	(5,590)	(12,621)
Interest expense	(560)	(574)	(1,109)	(1,212)
Interest income	181	476	373	1,132
Net loss	$(2,966)	$(5,013)	$(6,326)	$(12,701)
Net loss per share, basic and diluted	$(0.16)	$(0.28)	$(0.35)	$(0.72)
Weighted-average number of shares used to compute net loss per share, basic and diluted	18,178,185	17,655,483	18,061,312	17,591,478

Exagen Inc.
Unaudited Condensed Balance Sheets
(in thousands, except share and per share data)

	June 30, 2024	December 31, 2023

Assets
Current assets:
Cash and cash equivalents	$24,479	$36,493
Accounts receivable, net	11,703	6,551
Prepaid expenses and other current assets	4,612	4,797
Total current assets	40,794	47,841
Property and equipment, net	5,147	5,201
Operating lease right-of-use assets	2,853	3,286
Other assets	513	616
Total assets	$49,307	$56,944
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,330	$3,131
Accrued and other current liabilities	5,658	7,531
Operating lease liabilities	1,035	976
Borrowings-current portion	423	264
Total current liabilities	9,446	11,902
Borrowings-non-current portion, net of discounts and debt issuance costs	19,830	19,231
Non-current operating lease liabilities	2,227	2,760
Other non-current liabilities	219	357
Total liabilities	31,722	34,250
Commitments and contingencies (Note 5)
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized, no shares issued or outstanding as of June 30, 2024 and December 31, 2023	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized as of June 30, 2024 and December 31, 2023; 17,381,575 and 17,045,954 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	17	17
Additional paid-in capital	303,110	301,893
Accumulated deficit	(285,542)	(279,216)
Total stockholders' equity	17,585	22,694
Total liabilities and stockholders' equity	$49,307	$56,944

Exagen Inc.
Reconciliation of Non-GAAP Financial Measures (UNAUDITED)
The table below presents the reconciliation of adjusted EBITDA, which is a non-GAAP financial measure. See "Use of Non-GAAP Financial Measures (UNAUDITED)" above for further information regarding the Company's use of non-GAAP financial measures.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
(in thousands)
Adjusted EBITDA
Net loss	$(2,966)	$(5,013)	$(6,326)	$(12,701)
Other (Income) Expense	(181)	(476)	(373)	(1,132)
Interest Expense	560	574	1,109	1,212
Income tax expense (benefit)	—	—	—	—
Depreciation and amortization expense	429	503	887	1,056
Stock-based compensation expense	560	979	1,113	1,963
Adjusted EBITDA (Non-GAAP)	$(1,598)	$(3,433)	$(3,590)	$(9,602)